                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-52695
                                and 333-17913.


                Pricing Supplement No. 73 Dated April 15, 1998
                (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                April 20, 1998

Principal Amount:                   $10,000,000

Interest Rate Per Annum:            6.52%

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    April 21, 2008

Issue Price (As a Percentage        100%
of Principal Amount):

Regular Record Dates:               February 15 and August 15

Redemption and Early                The Note cannot be redeemed prior to
Repayment Provision:                Stated Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)
